UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 17, 2006

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 17, 2006, Interleukin Genetics, Inc. (the “Company”) entered into a Stock Purchase Agreement with Pyxis Innovations Inc. (“Pyxis”) and Amendment No. 5 to the Note Purchase Agreement between the Company and Pyxis, dated October 23, 2002.  Pursuant to the Stock Purchase Agreement, the Company issued and sold to Pyxis an aggregate of 2,750,037 shares of Common Stock for an aggregate purchase price of $15,615,537, or $5.6783 per share.  Pursuant to Amendment No. 5 to the Note Purchase Agreement, Pyxis has also agreed to extend to the Company a credit line of $14,384,463 bearing interest at a variable rate equal to the prime rate.  The Company may draw against the credit line until August 17, 2008 and all borrowing is due on August 16, 2011.  The principal amount of any borrowing under this credit facility is convertible at Pyxis’s election into a maximum of 2,533,234 shares of Common Stock, reflecting a conversion price equal to $5.6783 per share.  As a condition to these transactions, the Company plans to conduct a rights offering of 2,533,234 shares of its Common Stock to existing stockholders (other than Pyxis) at a per share price of $5.6783.  Any proceeds received from the rights offering will reduce the availability under the credit facility.  The record date for the determination of stockholders entitled to participate in the rights offering is August 17, 2006.  The rights offering is expected to be conducted approximately ninety days following the closing of the acquisition described below.

On August 17, 2006, the Company entered into an Asset Purchase Agreement with the Alan James Group, LLC and certain of its affiliates, pursuant to which the Company acquired the assets and business of the Alan James Group.  The acquired business primarily develops, markets and sells “nutraceuticals” and “OTCeuticals” and related activities.  The Company has paid consideration at the closing consisting of approximately $7,000,000 in cash and 88,055 shares of Common Stock and will pay additional contingent consideration of up to $1,500,000 in cash and up to 1,628,833 shares of Common Stock over the next three years.  These contingent payments are subject to achievement of certain milestones by the acquired business.  Timothy J. Richerson and David A. Finkelstein are the sole owners of Alan James Group, LLC and will directly benefit from the transactions described in the Asset Purchase Agreement.

On August 17, 2006, we entered into a three-year employment agreement with Timothy J. Richerson, our Chief Executive Officer, which provides for a minimum annual base salary of $300,000, an immediate grant of 12,500 fully-vested shares of our Common Stock, annual grants of an additional 12,500 fully-vested shares of our Common Stock, annual discretionary bonuses of up to 40% of base salary and a $600 per month automobile allowance.  This employment agreement is terminable by Mr. Richerson upon one month prior written notice and by us for cause. The agreement also provides that if he is terminated without cause or he terminates his employment for good reason, he shall have the right to receive severance benefits in the amount of his then current base salary and health insurance benefits until the earlier to occur of the expiration of the term of the agreement or eighteen months following the date of termination.  In the event of a change of control, all unvested shares of our Common Stock held by Mr. Richerson would automatically vest.  In addition, the agreement provides that he will be prohibited, for a period of twelve months following the date of termination of the employment agreement, from accepting employment, or otherwise becoming involved, in any manner, with one of our direct competitors, or from providing services to any person or entity that might conflict with our interests or the interests of our customers or clients.

On August 17, 2006, we entered into an employment agreement with David A. Finkelstein, our Chief Strategy Officer, expiring on December 31, 2007 which provides for a minimum annual base salary of $300,000, an immediate grant of 12,500 fully-vested shares of our Common Stock, annual grants of an additional 12,500 fully-vested shares of our Common Stock, annual discretionary bonuses of up to 40% of base salary and a $600 per month automobile allowance.  This employment agreement is terminable by Mr. Finkelstein upon one month prior written notice and by us for cause. The agreement also provides that if he is terminated without cause or he terminates his employment for good reason, he shall have the right to receive severance benefits in the amount of his then current base salary and health insurance benefits until the earlier to occur of the expiration of the term of the agreement or twelve months following the date of termination.  In the event of a change of control, all unvested shares of our Common Stock held by Mr. Finkelstein would automatically vest.  In addition, the agreement provides that he will be prohibited, for a period of twelve months following the date of termination of the employment agreement, from accepting employment, or otherwise becoming involved, in any manner, with one of our direct competitors, or from providing services to any person or entity that might conflict with our interests or the interests of our customers or clients.

A copy of the Company’s press release, dated August 17, 2006, titled “INTERLEUKIN GENETICS ACQUIRES ALAN JAMES GROUP AND SECURES $30 MILLION IN NEW FINANCING” is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As noted in the response to Item 1.01 above, pursuant to the terms of the Asset Purchase Agreement, the Company acquired substantially all of the assets and business of the Alan James Group, LLC and certain of its affiliates.  The shares of Common Stock issued in connection with the completion of the asset purchase were issued pursuant to an exemption from registration provided by Regulation D under the Securities Act of 1933, as amended.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

On August 17, 2006, the Company issued 2,750,037 shares of Common Stock for cash in the amount of $5.6783 per share.  The Company also entered into a convertible credit facility that could result in the issuance of an additional 2,533,234 shares of Common Stock upon the conversion of convertible notes issuable under such credit facility.  All of these shares of Common Stock will be issued pursuant to the exemption from registration provided by Regulation D under the Securities Act.

On August 17, 2006, the Company became obligated to issue 88,055 shares of Common Stock as partial consideration for the acquisition of assets of Alan James Group, LLC and certain of its affiliates.  The Company may become obligated to issue up to an additional 1,628,833 shares of Common Stock upon the achievement of certain milestones by the acquired business.  All of these shares of Common Stock will be issued pursuant to the exemption from registration provided by Regulation D under the Securities Act.

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective August 17, 2006, Philip R. Reilly resigned as a Class I director of the Registrant and Kenneth S. Kornman was elected to replace Dr. Reilly in that capacity.  Dr. Kornman was elected pursuant to the provisions of the Registrant’s Restated Certificate of Incorporation by the directors remaining in office to serve until our 2007 Annual Meeting of Stockholders or until his successor is elected and qualified.

Effective August 17, 2006, Kenneth S. Kornman resigned as Chief Executive Officer of the Company.  Dr. Kornman will remain as President and Chief Science Officer of the Company.

Effective August 17, 2006, the Company’s Board of Directors appointed Timothy J. Richerson (age 45) as Chief Executive Officer of the Company.  Prior to joining the Company, Mr. Richerson was President, Manager and Member of the Alan James Group, LLC since 2002 when he and Mr. Finkelstein founded that company.  Prior to founding the Alan James Group, Mr. Richerson was employed by Rexall Sundown Inc., a marketer of vitamin, sports nutrition and diet products, as President from 2000 through 2002 and as General Manager from 1997 through 2000. Mr. Richerson holds a BA in Communications from the University of Missouri.

Effective August 17, 2006, the Company’s Board of Directors appointed David A. Finkelstein (age 46) as Chief Strategy Officer of the Company.  Prior to joining the Company, Mr. Finkelstein was Chief Operating Officer of the Alan James Group, LLC since 2002 when he and Mr. Richerson founded that company.  Prior to founding Alan James Group, Mr. Finkelstein was the founder of Fusive.com Corp., a company that developed advanced customer care products combining the Web, voice and data communications.  Mr. Finkelstein holds a BSME from the University of Vermont and an MBA from York University, Toronto, Canada.

Timothy J. Richerson and David A. Finkelstein have interests in the Asset Purchase Agreement and the employment agreements described in Section 1.01 above, which interests would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)           Exhibit.

99.1                Press Release dated August 17, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: August 21, 2006	/s/ KENNETH S. KORNMAN
Kenneth S. Kornman
President and Chief Scientific Officer
(Signature)